Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of SITEL Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jorge A. Celaya, Executive Vice President, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the independent public accountants of the Company have informed the Company that they are currently unable to complete a review of the Consolidated Condensed Financial Statements of the Company as required by Section 10-01(d) of Regulation S-X, see Note 1 to the Consolidated Condensed Financial Statements; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jorge A. Celaya
Jorge A. Celaya
Executive Vice President, Chief Financial Officer

August 9, 2004